UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 1, 2007

WORLD AM, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-30639 (Commission File Number)	90-0142757 (I.R.S. Employer Identification No.)

4340 Von Karman Ave., Suite 200 Newport Beach, CA 92660 (Address of principal executive offices) (zip code)

(949) 955-5355 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.
On November 1, 2007, our subsidiary, Senz-It, Inc., (“Senz-It”) was awarded a United States Air Force biological development contract, worth up to $417,000. Under terms of the Cost Reimbursement Subcontract, (the “Subcontract”) Senz-It will have the opportunity to prove the feasibility of its detection technology by providing test stations to detect and measure biological substances that are potential threats to the U.S. military. Under the terms of the Subcontract, Senz-It will be reimbursed for expenses, up to $417,000, spent to set up and test its detection technology for the United States Air Force.

On November 29, 2007, we issued a press release announcing the Cost Reimbursement Subcontract, a copy of which is furnished with this Current Report as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1*	Cost Reimbursement Subcontract dated November 1, 2007

99.1	Press release dated November 29, 2007 issued by World-Am, Inc., announcing the Cost Reimbursement Subcontract

* Portions of the exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2007	World Am, Inc.
a Nevada corporation

/s/ Robert A. Hovee
By: Robert A. Hovee
Its: Chief Executive Officer